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                                                                   Exhibit 10.26

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                       FELDMAN LUBERT ADLER HARRISBURG LP

         THIS LIMITED PARTNERSHIP AGREEMENT (such Agreement, as amended from time to time after the date hereof, is hereafter referred to as the "Agreement") is entered into effective as of the 30th day of September, 2003 by and among those persons listed on Exhibit "A" attached hereto.

                               B A C K G R O U N D

         WHEREAS, the Partnership was formed by the filing of a Certificate of Limited Partnership with the Secretary of State of the Commonwealth of Pennsylvania on September 24, 2003.

         WHEREAS, the Partnership intends to acquire and develop the 838,000 square foot retail mall located at Paxton Street and Interstate 83 in the Township of Swatara, Dauphin County, Pennsylvania (the "Property");

         WHEREAS, the Partners hereto desire to enter into this Agreement to define and express all of their respective rights and obligations with respect to the operation of the Partnership as a limited liability Partnership;

         NOW, THEREFORE, incorporating the entire background herein by reference, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

         Capitalized terms used in this Agreement and not defined elsewhere herein shall have the following meanings:

         "Act" means the Pennsylvania Revised Uniform Limited Partnership Act as the same may be amended.

         "Additional Capital Contribution" has the meaning set forth in Section 5.2(b) of this Agreement.

         "Additional Capital Contributions Preferred Return" means, with respect to any Partner, a cumulative compounded (quarterly on the first day of each January, April, July and October) return equal to twelve percent (12%) per annum (based on a banking year of 365 days) on such Partner's Unreturned Additional Capital Contributions Account balance outstanding from time to time, computed on each Additional Capital Contribution from the date such is made.

         "Affiliate" (whether or not capitalized) means (i) any Person, directly, or indirectly controlling, controlled by or in common control with a specified Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of a specified Person; (iii) any employee, officer, partner, member, manager, director or trustee of such specified Person; and (iv) if a specified Person is an officer, Partner, Partner, partner or trustee of a Person, the Person for which such Person acts in such capacity.
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         "Agreement" means this Partnership Agreement, as the same may be amended from time to time.

         "Agreement of Sale" means that certain Agreement for Purchase and Sale of Real Estate dated December 16, 2002, between The Prudential Insurance Company of America, a New Jersey corporation, as Seller and Feldman Equities of Arizona, L.L.C., an Arizona limited liability company, as Purchaser, as amended; Feldman Limited Partner shall cause Feldman Equities of Arizona, L.L.C. to assign the Agreement of Sale to the Partnership without warranty promptly following execution of this Agreement, provided, however, that such assignment shall be on the condition that the Partnership shall promptly reimburse Feldman Equities of Arizona, L.L.C. for reasonable expenses incurred in connection with the Property and/or the Agreement prior to the assignment as detailed in Section 5.1, below and shall indemnify the assignor for any liabilities arising under the Agreement after the assignment.

         "Appraiser" shall mean a "big four" (or the equivalent at the time) certified public accounting firm.

         "Approval of the Partners" or "Approved by the Partners" shall mean approval by Feldman General Partner and the holders of a majority of the limited partnership interests in the Partnership not held by Feldman Limited Partner or Feldman General Partner.

         "Bankruptcy" means, with respect to any Person, a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means, with respect to any Person, the inability of such Person generally to pay its debts as such debts become due, or an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors; the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property, or corporate action taken by such Person to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order (not subject to appeal) for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency or similar statute, law, or regulation, or the filing of any such petition against such Person which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person which order shall not be dismissed within sixty (60) days.

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         "Book Value" shall have the meaning set forth in Section 7.5 of this
Agreement.

         "Budget" shall have the meaning set forth in Section 8.6 of this Agreement.

         "Business Day" means a day of the year, excluding all Saturdays and Sundays, on which national banks are open for business to the public in the Commonwealth of Pennsylvania.

         "Capital Account" means, with respect to any Partner, such Partner's Capital Account determined in accordance with Section 5.6 of this Agreement.

         "Capital Contribution" means, with respect to any Partner, the amount of money or Book Value of other property contributed to the Partnership by such Partner pursuant to Sections 5.1 and 5.2 of this Agreement, reduced by the amount of any liability which either relates to the property and is assumed by the Partnership or is a liability to which such property is subject.

         "Capital Transaction" means (i) a transaction pursuant to which the Partnership (or any entity in which the Partnership has a direct or indirect interest) finances or refinances mortgage indebtedness; (ii) a sale, condemnation, exchange or a casualty not followed by reconstruction, or other disposition, whether by foreclosure or otherwise, of all or a portion of an asset owned by the Partnership or any entity in which the Partnership has a direct or indirect interest; or (iii) an insurance recovery or any other transaction with respect to the Partnership (or any entity in which the Partnership has a direct or indirect interest) which, in accordance with generally accepted accounting principles, is considered capital in nature.

         "Certificate of Limited Partnership" means the Partnership's Certificate of Limited Partnership filed with the Commonwealth of Pennsylvania, as the same may be amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended. All references herein to Code sections shall include corresponding provisions of future federal tax statutes.

          "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Partners.

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         "Distributable Cash from Operations" for any period means the total annual cash gross receipts of the Partnership during such period derived from all sources (including from any reserves previously established by the General Partner with the Approval of the Partners) less (i) Net Cash from Capital Transactions received during such period, (ii) the Operating Expenses of the Partnership paid during such period, (iii) any amounts set aside during such period by the General Partner with the Approval of the Partners for the restoration or creation of commercially reasonable reserves, and (iv) amounts received during such period by the Partnership in respect of Capital Contributions.

         "Feldman General Partner" shall mean Feldman Harrisburg General Partner Inc, a Pennsylvania corporation, or any permitted successor to such general partnership interest.

         "Feldman Limited Partner" shall mean Feldman Harrisburg Limited Partnership, LP, a Pennsylvania limited partnership, or any permitted successor to such general partnership interest.

         "Fund III Partners" means, individually and collectively, Lubert-Adler Real Estate Fund III, L.P., Lubert-Adler Real Estate Parallel Fund III, L.P., Lubert-Adler Capital Real Estate Fund II, L.P. and Lubert-Adler Real Estate Equity Fund III, L.P. each a Delaware limited partnership, as set forth on Exhibit "A" attached hereto and their permitted successors and assigns.

         "General Partner" means the Partner with authority to act on certain matters affecting the Partnership pursuant to Section 8.3 of this Agreement. The initial General Partner shall be Feldman General Partner.

         "Indemnitee" has the meaning set forth in Section 8.12(a) of this Agreement.

         "Initial Mortgage Loan" means that certain loan in the original principal sum of $16,875,742 to be made by Commerce Bank, N.A. ("Lender") to the Partnership.

         "Interest" means a Partner's economic rights and other interest in the Partnership as a Partner as provided in this Agreement.

         "Majority in Interest" means those Partners whose Percentage Interests in the aggregate are greater than fifty percent (50%) of the Percentage Interests owned by all of the Partners.

          "Management Agreement" has the meaning set forth in Section 12.1 of this Agreement.

         "Minimum Gain" means "minimum gain" as defined in Section 1.704-2(d) of the Regulations with respect to the Partnership.

         "Necessary Funds" has the meaning set forth in Sections 5.2(f) and 5.2(g) of this Agreement.

         "Net Cash from Capital Transactions" means cash proceeds received by the Partnership as a result of a Capital Transaction, after payment of the Partnership's expenses relating to such Capital Transaction and such indebtedness of the Partnership as the Partners shall unanimously determine to pay with the proceeds thereof, and after setting aside reasonable reserves in connection with the Capital Transaction as determined by the General Partner with the Approval of the Partners.

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         "Operating Expenses" means all cash expenditures including, without limitation, expenditures for property management, salaries, accounting, bookkeeping, computer or accounting equipment use, travel properly chargeable to the Partnership, telephone, payments of principal of and interest on loans to and/or notes from the Partnership (including payment, in accordance with their terms, of any loans from or notes to any Partner or Affiliate, there being no obligation created hereby for any Partner or Affiliate to make any such loans), or other fees payable by the Partnership. Notwithstanding the foregoing, Operating Expenses shall not include: (i) any overhead expense of any Partner or salaries paid by it to its Affiliates (except as otherwise provided in Article XII hereof); (ii) any cash or capital expenditures expended up to the whole of the accumulated cash reserve of the Partnership not otherwise allocated for specific purposes (any capital expenditures in excess of accumulated cash reserves shall be deemed an Operating Expense); and (iii) non-cash items such as Depreciation and amortization.

         "Partner" means the General Partner and any Person listed on Exhibit "A" attached hereto as a limited partner and any other Person admitted as a Partner pursuant to this Agreement.

         "Partner Loan" has the meaning set forth in Section 5.2(d) of this Agreement.

         "Partner Minimum Gain" means "partner nonrecourse debt minimum gain" as defined in Section 1.704-2(i)(2) of the Regulations, and as determined in accordance with Section 1.704-2(i)(3) of the Regulations.

         "Partnership" means FELDMAN LUBERT ADLER HARRISBURG LP, a Pennsylvania limited partnership.

         "Percentage Interest" with respect to any Partner, means the aggregate Capital Contributions made to the Partnership by such Partner divided by the sum of the aggregate Capital Contributions made to the Partnership by all the Partners, expressed as a percentage. The initial Percentage Interests of the Partners are as set forth on Exhibit "A" attached hereto. The Percentage Interests of the Partners shall be adjusted from time to time to the extent specified in this Agreement.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, non-incorporated organization or any governmental entity or any agency or political subdivision thereof.

         "Prime Rate" means the interest rate announced from time to time by JP Morgan Chase Bank (or any successor thereto) as its prime lending rate (regardless of how such rate is specifically described).

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         "Priority Return" means an annual cumulative return, compounded quarterly on the first day of January, April, July, and October, equal to twelve percent (12%) per annum (based on a banking year of 365 days) on such Partner's Unreturned Capital Contributions Account balance outstanding from time to time.

         "Profit or Profits" and "Loss or Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, as determined by the Partnership's accountants, in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in Profits or Losses), with the adjustments required by Section 1.704-1(b)(2)(iv) of the Regulations and the following adjustments:

                           (i) Any income of the Partnership that is exempt from
federal income tax and not otherwise taken into account in computing Profits and Losses shall be added back;

                           (ii) Any expenditure of the Partnership that is
described, or is treated pursuant to Section 1.704(b)(2)(iv)(i) of the Regulations as described, in Code Section 705(a)(2)(B) and not otherwise taken into account in computing Profits or Losses shall be subtracted;

                           (iii) If the Book Value of any Partnership asset is
adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting from any taxable
disposition of Partnership property shall be computed by reference to the Book Value of the Partnership property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Book Value;

                           (v) In lieu of the depreciation, amortization and
other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation computed in accordance with this Agreement; and

                           (vi) Notwithstanding any other provision of this
Agreement, any item which is allocated pursuant to Section 7.3 hereof shall not be taken into account in computing Profits or Losses.

         "Promote" means the total of distributions to Feldman Limited Partner pursuant to clause A of Sections 6.2(a)(iv) and 6.2(b)(v), as adjusted pursuant to Section 6.2(c).

         "Property" has the meaning stated in the Background section of this Agreement.

         "Property Manager" has the meaning set forth in Section 12.1(a) of this Agreement.

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         "Regulations" means the regulations promulgated under the Code, as the same may be amended or supplemented from time to time.

         "Regulatory Allocations" has the meaning set forth in Section 7.3 of this Agreement.

         "Transfer" with respect to any Interest in the Partnership, means any sale, bequest, assignment, pledge, encumbrance or gift thereof, or attempt to deliver a security interest therein, but shall not include a voluntary pledge or assignment pursuant to a written agreement by a Partner of only the rights to recover proceeds as distributed by the Partnership with respect to any Interest nor shall include a collateral assignment of one Partner's Interest to another Partner.

         "Unreturned Additional Capital Contributions Account" with respect to any Partner, means a bookkeeping account which shall at any time be equal to the Additional Capital Contributions made to the Partnership pursuant to Section 5.2(a) hereof by such Partner, if any, reduced by distributions made to such Partner pursuant to Sections 6.2(a)(ii) and 6.2(b)(ii) of this Agreement.

         "Unreturned Capital Contributions Account" with respect to any Partner, means a bookkeeping account which shall at any time be equal to the Capital Contribution made to the Partnership by such Partner pursuant to Section 5.1 hereof, reduced by distributions made to such Partner pursuant to Section 6.2(b)(iv) of this Agreement.

                             ARTICLE 2. ORGANIZATION

         2.1 Formation. The Partnership was formed by the filing of its Certificate of limited partnership with the Commonwealth of Pennsylvania under and pursuant to the Act.

         2.2 Name. The name of the Partnership is "FELDMAN LUBERT
ADLER-HARRISBURG, LP".

         2.3 Principal Place of Business; Registered Office; Registered Agent. The principal place of business of the Partnership shall be at 12 Augusta Lane, Manhasset, New York 11030. The Partnership may establish one or more other places of business within or without the Commonwealth of Pennsylvania as determined by the Partners.

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                               ARTICLE 3. PURPOSE

         3.1 Formation. The purpose of the Partnership is limited solely to acquiring, owning, holding, developing, redeveloping, holding, selling, leasing, transferring, exchanging, operating, financing and managing the Property; engaging in and conducting such activities directly related to the foregoing purpose as may be necessary, advisable, or appropriate, in the reasonable opinion of the Partners to further the foregoing purpose; and exercising any powers permitted under the Act which are incidental to the foregoing or necessary or appropriate to accomplish the foregoing. The Partnership shall not engage in any business or activity other than as permitted in this Article III.

                                 ARTICLE 4. TERM

         The term of the Partnership commenced on the date of filing the Certificate of Formation with the Office of the Secretary of the Commonwealth of Pennsylvania, and shall be for a term of fifty (50) years unless dissolved sooner pursuant to Article X of this Agreement.

            ARTICLE 5. CONTRIBUTIONS TO CAPITAL; STATUS OF PARTNERS;
                                CAPITAL ACCOUNTS

         5.1 Capital Contributions. (a) Each Partner shall make a Capital Contribution to the Partnership in the amount set forth next to such Partner's name listed on Exhibit "A" attached hereto, in accordance with Exhibit "A", with the amount designated as the Initial Capital Contributions made to the Partnership no later than the required date for acquisition of the Property under the Agreement of Sale. In the event any Partner fails to timely make any installment of such Capital Contribution, the Partnership and the other Partners shall have the rights and remedies available on account of such failure under applicable law, including, without limitation, the rights set forth in Section 5.2(b) through 5.2(d) as if the failure to make such installment was a failure to contribute Necessary Funds. Notwithstanding the foregoing, each Partner shall prepay to the Partnership within ten (10) days following notice by the General Partner such portion of such Partner's Initial Capital Contribution as is necessary to (a) timely make any payments or deposits required under the Agreement of Sale, (b) reimburse Feldman Equities of Arizona, L.L.C. for the reasonable expenses incurred by such entity in connection with the Property and/or the Agreement of Sale prior to the execution of this Agreement, and (c) reimburse any Partner for any reasonable expenses incurred by such Partner in connection with the Property or the Agreement of Sale prior to the Partnership's acquisition of the Property; provided, however, that such prepayments shall not be in excess of the pre-closing budget attached hereto as Exhibit "D" and that all such required prepayments shall be made by the Partners in proportion to their respective initial Capital Contributions shown on Exhibit A. The Partners acknowledge that Feldman Limited Partner and the Fund III Partners (collectively and not individually) shall each be credited with an initial payment of their Capital Contribution as a result of the earnest money deposit made by each pursuant to the Agreement of Sale and any interest earned on such earnest money as applicable to the time periods and the Partner that posted such earnest money.

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             (b) The Feldman Limited Partner may acquire from the Fund III
Partners a portion of the Fund III Partner's limited partnership interest in the Partnership upon the following conditions:

                  (i) The acquisition must be completed within sixty (60) days following acquisition of the Property pursuant to an assignment and assumption agreement reasonably acceptable to the parties and an amendment to Exhibit "A" to the Partnership Agreement;

                  (ii) After such acquisition, the total Capital Contributions of the Feldman General Partner and the Feldman Limited Partner, together, shall not exceed 25% of the aggregate Capital Contributions of all Partners;

                  (iii) The Fund III Partners shall receive as consideration for the assignment an amount equal to the proportionate share of capital it contributed relating to the limited partnership interest assigned plus an amount equal to the Priority Return accruing on such capital from the date first paid by the Fund III Partners until the date payment is received by the Fund III Partners.

                  (iv) For example, assuming total Capital Contributions of all partners equals $14,440,000 and the Feldman Limited Partner acquires an additional 15% interest sixty (60) days after the closing on the acquisition of the Property which date is also sixty (60) days after the Fund III Partners contributed their capital, then the Fund III Partners must receive from the Feldman Limited Partner in consideration of such assignment $2,203,200.00, which represents the following:

                                   1.  $14,400,000 x 15% = $2,160,000
                                   2.  $2,160,000  x 12% x 60/365 = $43,200
                                   3.  $2,160,000 + $43,200 = $2,203,200

         5.2 Additional Capital Contributions.

             (a) Subject to the provisions of Section 5.2(e), if, at any time and from time to time, either (i) the Partners shall unanimously determine that the Partnership requires capital to meet Partnership obligations or needs or
(ii) any Partner shall determine that the Partnership requires a contribution of Necessary Funds, each Partner shall contribute as an Additional Capital Contribution to the capital of the Partnership such Partner's pro rata share of the total Additional Capital Contributions so determined, based on such Partner's Percentage Interest in the Partnership. The General Partner shall give written notice to the Partners of the need for Additional Capital Contributions. Each Partner shall contribute its pro rata share of Additional Capital Contributions within thirty (30) days after having received written notice thereof from the General Partner.

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             (b) For the purposes of Sections 5.2(b) through 5.2(e), all of the
Fund III Partners shall be deemed together to be one Partner. If any Partner (a "Non-Contributing Partner") does not contribute any required Additional Capital Contribution within the prescribed time therefor, (i) the Partnership and the other Partners shall have the remedies hereafter set forth in this Section 5.2, but shall have no other remedies against the Non-Contributing Partner on account of its failure to make any contribution of any required Additional Capital Contribution, (ii) the Partners shall send an additional notice to all Partners setting forth such fact and the amount unpaid, and (iii) the other Partners who have contributed their shares of such required Additional Capital Contribution (each, a "Contributing Partner") shall have the right (the "Additional Capital Contribution Election"), but not the obligation, to make an Additional Capital Contribution to the Partnership in the amount which the Non-Contributing Partner failed or declined to contribute.

             (c) Except as otherwise provided in Section 5.2(d), the Contributing Partner which shall have made an Additional Capital Contribution for a Non-Contributing Partner shall have its Percentage Interest in the Partnership increased and the Non-Contributing Partner shall have its Percentage Interest in the Partnership decreased so that each Partner's Percentage Interest in the Partnership shall be based on the amount of Capital Contributions contributed by such Partner divided by the total Capital Contributions contributed to the Partnership by all Partners, provided, however, that if the Additional Capital Contribution made by the Contributing Partner was for Necessary Funds, the foregoing increase in the Contributing Partner's Percentage Interest shall be doubled and the foregoing decrease in the Non-Contributing Partner's Percentage Interest shall be doubled.

             (d) In lieu of making an Additional Capital Contribution and increasing its Percentage Interest in the Partnership pursuant to Section 5.2(c) hereof, a Contributing Partner who is otherwise eligible to make an Additional Capital Contribution for a Non-Contributing Partner may elect to treat any Additional Capital Contribution and/or the Non-Contributing Partner's share of Necessary Funds as a non-recourse loan (rather than a Capital Contribution) to the Non-Contributing Partner (a "Partner Loan"), which loan shall bear interest at the annual interest rate equal to the Priority Return rate; and, an amount equal to the Partner Loan shall be treated as having been contributed to the Partnership as an Additional Capital Contribution by the Non-Contributing Partner. Such loans shall be repaid only as set forth in Section 6.5 hereof. Such election shall be made by a Contributing Partner giving notice thereof in writing to the Partnership and the Non-Contributing Partner at the time of the making of the Additional Capital Contribution.

             (e) The other Partners shall, at the request of a Contributing Partner, execute and deliver such amendments to this Agreement and, if necessary or appropriate, the Certificate of Formation, as the Contributing Partner may reasonably request, to reflect the adjustments pursuant to this Section 5.2.

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         The term "Necessary Funds" shall mean any and all funds needed by the
Partnership (and which the Partnership is contractually prohibited from or otherwise cannot borrow on reasonable terms) which are in excess of the Partnership's net operating revenues and reserves for such purposes to: (i) pay the costs and expenses for the redevelopment (to the extent reflected in the Budget), maintenance, repair, management and leasing (to the extent reflected in the Budget) of the Partnership's Property, (ii) pay the costs of performing the Partnership's agreements under any leases, contracts, agreements, commitments or other instruments to which the Partnership is or shall become a party or whereby it or its assets are or shall become bound (other than mortgage loans) provided that such leases, contracts, agreements, commitments or other instructions were Approved by the Partners (iii) pay, when due, real estate and other taxes affecting the Partnership's Property and insurance premiums for the Partnership's Property, (iv) comply with all legal requirements and insurance requirements now or hereafter applicable to the Partnership's Property and the operation and management thereof, (v) restore the Partnership's Property in the event of a fire or other casualty, if a determination is made by the Partnership to perform such restoration or if the Partnership is contractually obligated to restore such damage, (vi) pay, when due, amounts owed by the Partnership to the Partnership's employees and trade and other creditors, (vii) fund any item set forth on the Partnership's Budget which has been Approved by the Partners, including reserves and (viii) pay the Partnership liabilities when due, in connection with any mortgage loans or other indebtedness Approved by the Partners.

         In the event the amount of funds needed by the Partnership to complete construction or development is in excess of the approved Budget in effect on the date hereof (for reasons which may include, without limitation, interest costs incurred as a result of a delay in the scheduled completion date for construction of the Property), and (1) the need for such excess funds is attributable to (i) casualty or an Act of God or other force majeure type of event beyond the reasonable control of the Partnership or the General Partner, or (ii) any change in the scope of construction Approved by the Partners as an additional capital expenditure, and (2) the amount of such needed funds is in excess of the unallocated amounts remaining in the contingency category of the Budget, then all such shall constitute Necessary Funds hereunder and shall be funded pursuant to the above procedures for the Partners to make Additional Capital Contributions of Necessary Funds. If any Partner fails to timely contribute its required amount under the preceding sentence, the rights and remedies of the Partners shall be as set forth in Sections 5.2(b) through 5.2(d).

                  a. Return of Capital Contributions. Except as specifically provided in this Agreement, no Partner shall be entitled to demand or receive the return of its Capital Contribution. Upon dissolution and liquidation of the Partnership, except as provided in Section 6.3, the Partners shall look solely to the Partnership assets for the return of their Capital Contributions, and no Partner shall be liable for such return, even if such Partnership assets are insufficient to return the full amount of such Capital Contributions.

                  b. Limited Liability. The liability of each of the Partners to the Partnership shall be limited to the amount of Capital Contributions that such Partner shall have made to the Partnership.

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

                  c. Interest on Capital. No interest shall be payable on any Capital Contributions made to the Partnership or on balances in the Partner's Capital Accounts.

                  d. Capital Accounts. The Partnership shall maintain a separate Capital Account for each Partner in accordance with Section 1.704-l(b)(2)(iv) of the Regulations. In the event that the terms of such regulation are inconsistent with the provisions of this Agreement, the terms of the regulation shall control.

                            ARTICLE 6. DISTRIBUTIONS

         6.1 Timing of Distributions of Cash.

             (a) Distributable Cash from Operations. To the extent the Partnership has more than a de minimis amount of Distributable Cash from Operations, it shall distribute Distributable Cash From Operations no less frequently than quarterly.

             (b) Distributions of Net Cash from Capital Transactions. The Partnership shall distribute Net Cash from Capital Transactions within forty-five (45) days of the Partnership's receipt of such Net Cash from Capital Transactions.

         6.2 Priority of Distributions.

             (a) Distributable Cash from Operations. Distributable Cash from Operations shall be distributed as follows:

                  (i) First, to the Partners, an amount equal to the unpaid Additional Capital Contributions Preferred Return owing to the Partners, distributed to each Partner pro rata in proportion to the amount of such Partner's unpaid Additional Capital Contributions Preferred Return;

                  (ii) Second, to the Partners, pro rata in proportion to each Partner's Unreturned Additional Capital Contributions Account, until each Partner's Unreturned Additional Capital Contributions Account has been reduced to zero.

                  (iii) Third, to the Partners, an amount equal to the unpaid Priority Return owing to the Partners, distributed to each Partner pro rata in proportion to the amount of such Partner's unpaid Priority Return; and

                  (iv) Thereafter, (A) twenty percent (20%) to Feldman Limited Partner and (B) eighty percent (80%) to the Partners pro rata in accordance with their respective Percentage Interests (including, without limitation, Feldman Limited Partner).

             (b) Net Cash from Capital Transactions. Net Cash from Capital Transactions shall be distributed as follows:

                  (i) First, to the Partners, an amount equal to the unpaid Additional Capital Contributions Preferred Return owing to the Partners, distributed to each Partner pro rata in proportion to the amount of such Partner's unpaid Additional Capital Contributions Preferred Return;

                  (ii) Second, to the Partners, pro rata in proportion to each Partner's Unreturned Additional Capital Contributions Account balance, until each Partner's Unreturned Additional Capital Contributions Account balance has been reduced to zero;

                  (iii) Third, to the Partners, an amount equal to the unpaid Priority Return owing to the Partners, distributed to each Partner pro rata in proportion to the amount of such Partner's unpaid Priority Return;

                  (iv) Fourth, to the Partners, pro rata in proportion to each Partner's Unreturned Capital Contributions Account balance, until each Partner's Unreturned Capital Contributions Account balance has been reduced to zero; and

                  (v) Thereafter, (A) twenty percent (20%) to Feldman Limited Partner and (B) eighty percent (80%) to the Partners pro rata in accordance with their respective Percentage Interests (including, without limitation, Feldman Limited Partner).

             (c) Increase in Promote. Upon the receipt by the Partners of distributions resulting in the realization of a twenty percent (20%) annualized internal rate of return on their investment from the inception, distributions thereafter occurring under Sections 6.2(a)(iv) and 6.2(b)(v) shall be adjusted so that thirty percent (30%) shall be distributed to Feldman Limited Partner and seventy percent (70%) to the Partners (including, without limitation, Feldman Limited Partner) pro rata in accordance with their respective Percentage Interests.

         6.3 Shortfall Distribution. Notwithstanding any contrary provision of this Agreement, if, upon liquidation of the Partnership pursuant to Article X hereof, the amount available for distribution to the Fund III Partners is less than the sum of (a) the Fund III Partners' unpaid Priority Returns and Unreturned Capital Contributions Account balance (b) the Fund III Partners' unpaid Additional Capital Contributions Preferred Returns and Unreturned Additional Capital Contributions Account balance (such difference being termed herein a "Shortfall"), then Feldman Limited Partner shall contribute to the Partnership, for the purpose of funding a special distribution to the Fund III Partners, the lesser of (a) the amount of the Shortfall, and (b) the total of distributions to Feldman Limited Partner pursuant to clause A of Section 6.2(a)(iv). The Partnership shall distribute to the Fund III Partners any amount so contributed by Feldman Limited Partner in accordance with the priorities set forth in Section 6.2(b).

         6.4 Distribution of Proceeds from Dissolution. In the event of the dissolution and liquidation of the Partnership pursuant to Article X of this Agreement, the net cash proceeds and/or other assets (the value of which shall be determined by an Appraiser Approved by the Partners or, in the absence of Approval by the Partners, by the American Arbitration Association) of the Partnership available for distribution shall, except as provided in Section 6.3 hereof, be distributed among the Partners in the amounts and with the priorities set forth in Section 6.2(b), as adjusted pursuant to Section 6.2(c), of this Agreement. If any of the assets of the Partnership is to be distributed in kind, the fair market value of such asset shall be determined as of the time of such distribution (or at such other day reasonably close to the day of such distribution as the General Partner shall determine). There shall be allocated among the Partners, in accordance with Article VII of this Agreement, the amount of Profit or Loss, if any, which would have been realized by the Partnership if such assets had been sold by the Partnership for prices equal to their respective fair market values as so determined.

         6.5 Taxes Withheld. Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the greater of the Prime Rate, plus two (2) percentage points, compounded monthly or the interest rate specified for the Additional Capital Contributions Preferred Return. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Partner and then to the repayment of the principal of all Tax Payment Loans of such Partner.

         The Partners shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the Partners to advance funds to the Partnership or to borrow funds from third parties in order to make any payment on account of any liability of the Partnership under a Withholding Tax Act.

         6.6 Distributions to Non-Contributing Partners. Notwithstanding anything to the contrary contained in this Agreement, distributions payable by the Partnership to a Non-Contributing Partner (as defined in Section 5.2(b) hereof) shall be distributed on behalf of such Non-Contributing Partner to each Contributing Partner having made a Partner Loan to such Non-Contributing Partner as set forth in Section 5.2(d) hereof until the principal of, and interest on, each such Contributing Partner's Partner Loan has been paid in full. If there shall be more than one Partner Loan to the Non-Contributing Partner, then distributions to the Contributing Partners on behalf of the Non-Contributing Partner shall be made pro rata, in the same ratio as the outstanding principal amounts of their respective Partner Loans bear to each other. Such distributions shall be applied on account of such Partner Loans first to interest and any balance to principal.

                   ARTICLE 7. ALLOCATION OF PROFITS AND LOSSES

         7.1 Allocation of Profits. After giving effect to the Regulatory Allocations set forth in Section 7.3 of this Agreement, Profits for any fiscal year or other period of the Partnership shall be allocated among the Partners as follows:

                  (a) First, to the Partners, in an amount sufficient to reverse the cumulative amount of any Losses allocated to the Partners in the current and all prior fiscal years pursuant to Section 7.2(e) of this Agreement, allocated to each Partner in proportion to the allocation of such Losses to such Partner;

                  (b) Second, to the Partners, in an amount sufficient to reverse the cumulative amount of any Losses allocated to the Partners in the current and all prior fiscal years pursuant to Section 7.2(d) of this Agreement, allocated to each Partner in proportion to the allocation of such Losses to such Partner.

                  (c) Third, to the Partners, until the cumulative amount allocated pursuant to this Section 7.1(c) for the current and all prior fiscal years is equal to the cumulative Additional Capital Contributions Preferred Return for all Partners for the current and all prior fiscal years, but only to the extent amounts have been distributed to Partners (a) under Sections 6.2(a)(i) and 6.2(b)(i), or (b) upon liquidation, out of amounts returned by the Feldman Limited Partner to the Partnership pursuant to Section 6.3 and then used by the Partnership to pay the Fund III Partners' Additional Capital Contributions Preferred Returns;

                  (d) Fourth, to the Partners, until the cumulative amount allocated pursuant to this Section 7.1(d) for the current and all prior fiscal years is equal to the cumulative Priority Return of all Partners in the current and all prior fiscal years, but only to the extent amounts have been distributed to Partners (a) under Sections 6.2(a)(iii) and 6.2(b)(iii), or (b) upon liquidation, out of amounts returned by the Feldman Limited Partner to the Partnership pursuant to Section 6.3 and then used by the Partnership to pay the Fund III Partners' Priority Returns;

                  (e) Thereafter, to the Partners in proportion to their respective Percentage Interests for the applicable fiscal period, provided that:

         (i) Profits (and, if necessary, items thereof) for any fiscal year or other period of the Partnership shall be allocated first to Feldman Limited Partner to the extent of any promote distribution paid by the Partnership to Feldman Limited Partner pursuant to Section 6.2(a)(iv) or 6.2(b)(v) for such fiscal year or other period; and

         (ii) The Partners intend to allocate Profits (and Losses) in such a manner so that upon liquidation of the Partnership, each Partner's Capital Account shall equal the amount of cash such Partner would be entitled to receive if the Partnership sold its assets for their respective Book Values and, after satisfying all Partnership liabilities, distributed the proceeds from such sale, as well as all other funds of the Partnership, to the Partners pursuant to
Section 6.2(b), as adjusted by Sections 6.2(c) and 6.3 (the "Targeted Distribution Amounts"). In order to achieve such result, the Partners, acting jointly, with the assistance of the Partnership's tax advisors, may specially allocate Profits (or, if necessary, items thereof) in a manner so as to cause the Partners' Capital Accounts projected as of a jointly envisioned liquidation date to equal the Targeted Distribution Amounts.

         7.2 Allocation of Losses. After giving effect to the Regulatory Allocations set forth in Section 7.3 hereof, Losses for any fiscal year or other period shall be allocated among the Partners as follows:

             (a) First, to the Partners, by application of a rule similar to the rule of Section 7.1(e)(ii);

             (b) Second, to the Partners, in an amount sufficient to reverse the cumulative amount of any Profits allocated to the Partners in the current and all prior fiscal years pursuant to Section 7.1(e) of this Agreement, allocated to each Partner in proportion to the allocation of such Profits to such Partner;

             (c) Third, to the Partners, to the extent of and in proportion to the excess for each Partner of its Capital Account over its Unreturned Additional Capital Contributions Account; and

             (d) Fourth, to the Partners, to the extent of and in proportion to each Partner's Capital Account; and

             (e) Thereafter, to the General Partner.


         7.3 Regulatory Allocations. The following allocations ("Regulatory Allocations") shall be made for purposes of compliance with the Regulations:

             (a) Partnership Nonrecourse Deductions. Loss attributable under
Section 1.704-2(c) of the Regulations to "partnership nonrecourse liabilities" within the meaning of Section 1.704-2(b)(1) of the Regulations shall be allocated among the Partners in accordance with Percentage Interests.

             (b) Partner Nonrecourse Deductions. Loss attributable under Section 1.704-2(i)(2) of the Regulations to "partner nonrecourse debt" within the meaning of Section 1.704-2(b)(4) of the Regulations shall be allocated, in accordance with Section 1.704-2(i)(l) of the Regulations, to the Partner who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

             (c) Minimum Gain Chargeback. If in any year there is a net decrease in Minimum Gain (other than a decrease attributable to a "book up" in the Book Value of the Partnership's assets, a decrease offset by an increase in Partner Minimum Gain or any other decrease for which a minimum gain chargeback is not required under Section 1.704-2(f) of the Regulations), then each Partner shall be allocated Profits (or, if necessary, items thereof) equal to that Partner's share of the net decrease in Minimum Gain for the year, as determined by Section 1.704-2(g)(2) of the Regulations. The items of Profit to be allocated under this subsection are determined under Section 1.704-2(j)(2) of the Regulations. In the event there is insufficient Profit for the year to chargeback fully each Partner's share of the decrease in Minimum Gain, then the chargeback for the year shall be in proportion to each Partner's share of the decrease and any decrease that has not been charged back shall be carried over and be treated as a decrease in Minimum Gain in the following year. This subsection is intended to comply with the minimum gain chargeback requirement of Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

             (d) Partner Minimum Gain Chargeback. If in any year there is a net decrease in Partner Minimum Gain (other than a decrease attributable to a "book up" in the Book Value of the Partnership's assets, a decrease offset by an increase in Minimum Gain or any other decrease for which a Partner Minimum Gain chargeback is not required under Section 1.704-2(i)(4) of the Regulations), then, after the allocation set forth above in Section 7.3(c), each Partner shall be allocated Profits (or, if necessary, items thereof) equal to that Partner's share of the net decrease in Partner Minimum Gain for the year, as determined by
Section 1.704-2(i)(3) of the Regulations. The items of Profit to be allocated under this subsection are determined under Section 1.704-2(j)(2) of the Regulations. In the event there is insufficient Profit for the year to chargeback fully each Partner's share of the decrease in Partner Minimum Gain, then the chargeback for the year shall be in proportion to each Partner's share of the decrease and any decrease that has not been charged back shall be carried over and be treated as a decrease in Partner Minimum Gain in the following year. This subsection is intended to comply with the requirement of Section 1.704-2(i)(4) of the Regulations that there be a chargeback of partner nonrecourse debt minimum gain and shall be interpreted consistently therewith.

             (e) Qualified Income Offset. In the event any Partner receives any adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations that was not reasonably expected at the end of the preceding year and that causes, or increases, a deficit in the Partner's Capital Account, Profit (composed of a pro rata portion of each item remaining after the allocations in earlier subsections of this section) shall be allocated to that Partner in an amount and manner sufficient to eliminate any portion of the deficit balance in the Partner's Capital Account that is attributable to the adjustment, allocation, or distribution referred to above. If there is insufficient Profit in any year to make the allocation called for under this subsection, then the shortfall shall be carried over to subsequent years and shall be treated as items to be offset in those years. Allocations under this subsection shall be made only to the extent that a Partner has a deficit in his, her or its Capital Account after all other allocations provided in Article VII have been tentatively made as if this subsection were not in the Agreement. For purposes of this subsection, a Partner's Capital Account balance shall be increased by any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the next to last sentences of Sections 1.704-(2)(g)(1) and 1.704-2(i)(5) of the Regulations, and decreased by the items described in Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6) of the Regulations, to the extent such items had not previously taken into account.

             (f) Fractions Rule. All the provisions of this Article VII are limited by and subject to Section 514(c)(9)(E) of the Code and Section 1.514(c)-2 of the Regulations (the "Fractions Rule") for all Partners which are, or one or more of whose partners are, "qualified organizations" within the meaning of Section 514(c)(9)(E) of the Code. No allocation shall be made under this Agreement if, as a result of such allocation, the Partnership would fail to comply with the Fractions Rule. Whenever an adjustment to the allocations hereunder is required so that the allocations used by the Partnership in filing its tax returns would be consistent with the requirements of Sections 704(b) and 514(c)(9)(E) of the Code, such adjustment shall be determined by the Partners or, in the absence of consensus among the Partners, by the General Partner with concurrence of the Partnership's outside accountants.

         7.4 Other Allocation Rules.

             (a) Allocations Consistent with Economic Agreement. The allocations set forth in Section 7.3 of this Agreement are required for compliance with Treasury Regulations pertaining to partnerships. Any allocation made pursuant to
Section 7.3 shall be taken into account in subsequent allocations of Profits, Losses and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative allocation of all items to each Partner shall be equal to the cumulative allocation of such items that would have occurred but for the allocation pursuant to Section 7.3. Notwithstanding the foregoing, an allocation pursuant to this Section 7.4(a) shall be made only to the extent that the Partners reasonably determine a need for such allocation in order for the cumulative allocation of tax items to the Partners to be consistent with the economic agreement among the Partners.

             (b) Special Allocations on Liquidation. When applying Sections 7.1(e)(ii) and 7.2(a) of this Agreement upon the liquidation and dissolution of the Partnership, the Partners, acting jointly, with the assistance of the Partnership's tax advisors, are hereby authorized to allocate Profits and Losses (or, if necessary, items thereof) not only for the fiscal year of Partnership liquidation but also for prior years for which tax returns have not yet been filed.

             (c) Section 704(c) Allocations. When the Book Value of a Partnership asset differs from the adjusted basis of such asset for income tax purposes, then, solely for tax purposes, and not for purposes of adjusting Capital Accounts, the items of income, gain, loss, deduction and credit with respect to such asset shall be allocated among the Partners to take account of, and to eliminate, this difference in accordance with the principles of Code
Section 704(c) and the Regulations thereunder. Such allocations may be made using any reasonable method selected by the General Partner and permitted by the Regulations.

             (d) Section 706(d) Allocations. In the event of a reduction, transfer and/or modification of an interest in the Partnership in accordance with this Agreement, allocations of Profits and Losses shall be made for the fiscal year in which the reduction, transfer and/or modification occurs by taking into account the varying interests of the Partners in accordance with
Section 706(d) of the Code. Specifically, for such fiscal year, Profits and Losses shall be allocated pro rata to each Partner based on the number of days such Partner holds the reduced, transferred and/or modified Interest during such fiscal year; provided, however, that the Partners may, in their discretion, allocate such Profits or Losses by closing the books of the Partnership as of the close of business on the date of reduction, transfer and/or modification. Such allocation shall be made without regard to the date, amount or receipt of any distributions which may have been made with respect to such reduced, transferred and/or modified Interest.

         7.5 Determination of Book Value of Partnership Assets.

             (a) Except as set forth below, the Book Value of any Partnership asset is its adjusted basis for federal income tax purposes.

             (b) The initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of contribution, as determined by the General Partner and the Partner contributing such asset or, in the case of a contribution of property by the General Partner, as determined by the General Partner and the Fund III Partners.

             (c) The Book Value of any asset distributed to a Partner by the Partnership shall be the gross fair market value of such asset at the time of distribution.

             (d) Upon termination of the Partnership for federal income tax purposes under Code Section 708(b)(2)(B), the Book Value of all the Partnership's assets shall be adjusted by the Partnership to equal their respective gross fair market values. In addition, the Book Values of the Partnership's assets may be so adjusted as of the following times: (a) the admission of a new Partner to the Partnership or acquisition by an existing Partner from the Partnership of an additional interest in the Partnership, in each case in exchange for more than a de minimis amount of money or property; and (b) the distribution by the Partnership of more than a de minimis amount of money or property to a withdrawing, retiring or continuing partner in consideration for the retirement of all or a portion of such Partner's interest in the Partnership; provided that an adjustment described in clause (a) or clause (b) shall be made only if the Partners reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. The General Partner shall promptly report any such adjustment to the Limited Partners.

             (e) The Book Values of Partnership assets shall be increased (or decreased) to the extent of any adjustment to the basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) that is taken into account in computing Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that no such adjustment to Book Values shall be made without Approval of the Partners or a written determination by the Partnership's outside accountants that such adjustment is required under the Code.

             (f) If the Book Value of an asset has been determined or adjusted pursuant hereto, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                     ARTICLE 8. MANAGEMENT; RIGHTS, POWERS,
                         AND OBLIGATIONS OF THE PARTNERS

         8.1 Management and Control of the Partnership. Except as otherwise provided in this Agreement, management and control of the business and the affairs of the Partnership shall be vested in the General Partner.

         8.2 Meetings of the Partners.

             (a) Regular Meetings. A regular meeting of the Partners shall be held at such place or places, on such date or dates, and at such time or times as shall be established by the General Partner, Approved by the Partners, and publicized among all Partners. In the absence of Approval by the Partners, a regular meeting shall be held at the Property at 10:00 AM on the first Monday in November of each calendar year commencing with the year 2004. A notice of such meeting shall be required to be given to each Partner of the Partners by sending written notice not less than ten (10) days before the meeting pursuant to the notice provisions of this Agreement. The meeting shall be held at such place as is designated in the notice of the meeting.

             (b) Special Meetings. Special meetings of the Partners may be called by any of the Partners and shall be held at such place, on such date and at such time as may be Approved by the Partners. In the absence of a place, date or time Approved by the Partners, a special meeting shall be held at the Property at 10:00 AM on the tenth (10th) Business Day following the date of the notice of the Special Meeting. Notice of the place, date and time of each such special meeting shall be given to each Partner who did not join in an Approval by the Partners of the date, time and place of the special meeting by sending written notice within three (3) Business Days following the Approval of the Partners of the date, time and place thereof or, if such special meeting is held without Approval of the Partners, not less than five (5) Business Days prior to date of the special meeting; any notice of the special meeting shall be given pursuant to the notice provisions of this Agreement. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. The requirement for such notice may be waived by any Partner and shall be deemed waived by any Partner that participates in any special meeting.

             (c) Action by the Partners. Except to the extent a unanimous vote is specifically required by any other provision of this Agreement, all action required or permitted to be taken by the Partners shall require the Approval of the Partners either (i) at a duly held meeting at which a quorum is established or (ii) by written consent if a copy of the form of such written consent has previously been mailed or sent by facsimile transmission to each Partner to the address or facsimile number appearing on the records of the Partnership.

             (d) Quorum. At any meeting of the Partners, Partners holding ninety one percent (91%) of the Percentage Interests shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

             (e) Meeting by Telephone. At the request of the General Partner or any Partner, the meeting of the Partners shall be held by telephone conference or similar communications equipment.

         8.3 General Partner and Officers.

             (a) General Partner. Feldman General Partner shall initially be the General Partner of the Partnership. Except as otherwise expressly stated in this Agreement, including without limitation in Section 8.4, the General Partner shall have the authority to take any actions of any nature.

             (b) General Partner. Feldman General Partner shall be the initial General Partner. The General Partner shall manage the day-to-day affairs of the Partnership and its business. The General Partner shall make all decisions for the Partnership that are not expressly reserved for Approval by the Partners pursuant to this Agreement.

             (c) Officers. The General Partner shall have the authority to appoint officers for the Partnership with such authority as the General Partner may specify in writing, but in no event with more authority than the authority of the General Partner under this Agreement. Any such officer may be removed and his authority terminated upon notice by the General Partner.

         8.4 Actions Requiring Approval of the Partners. Notwithstanding anything to the contrary contained herein, the General Partner shall not, without the prior Approval of the Partners, do any of the following:

             (a) Budget Amendments or Variations. Adopt, amend or modify any Budget or business plan, make any expenditures which exceed the limitations thereof by more than ten percent of the total applicable line item in the Budget (but not more than $50,000 in the aggregate) except in the case of (i) emergency repairs to the Property (i.e., repairs which, if not made prior to the Approval of the Partners, threaten material injury to the Property, to the Partnership or to any other Persons or property); (ii) expenditures for utilities, real estate taxes and assessments and insurance premiums with respect to the Property; (iii) amounts required to be paid by the Partnership or any Affiliate thereof as landlord pursuant to any lease of space in the Property previously approved by the Partners or otherwise meeting the requirements of Section 8.5(c) below and
(iv) amounts payable by the Partnership on any loan or other legally binding agreement by which the Partnership is bound to the extent such loan or agreement was Approved by the Partners or entered into pursuant to the authority expressly granted to the General Partner under this Agreement. Notwithstanding anything to the contrary in this Section 8.4(a), the General Partner may amend or modify a Budget Line item by more than 10% if such amendment or modification results in less than a Five Thousand ($5,000.00) Dollar increase to such line item and no limit shall apply to a modification of the Budget that is necessitated due to an increase in the following line items as described above: a) real estate taxes or other municipal impositions, b) insurance and c) debt service;

             (b) Acquisition or Sale of Property. Except for leases permitted pursuant to Section 8.4(c) below, sell, exchange or otherwise transfer or lease all or any portion of the Partnership's property, or acquire additional Partnership property or any interest therein; provided, however, that without any such prior written approval, the General Partner may, to the extent expressly authorized in the Budget, make purchases, sales, exchanges, conveyances or transfers of tangible personalty or fixtures of the Partnership;

             (c) Leases. Enter into any lease of any portion of the Property, which lease does not conform to leasing parameters Approved by the Partners from time to time in writing, or enter into any lease for more than 15,000 square feet even if it does so conform to such parameters;

             (d) Encumbrances. Except for liens arising by operation of law or except in connection with the Initial Mortgage Loan, subject all or any portion of the Partnership's property to any mortgage, lien or other encumbrance;

             (e) Borrowings. Incur or issue any borrowing, guaranty or the like (other than the Initial Mortgage Loan) or any refinancing or replacement thereof on similar terms and conditions;

             (f) Certain Agreements. Enter into, amend or modify any of the terms and conditions of any management, leasing or development agreement or any other agreement with the General Partner or any of its Affiliates, including, without limit thereto, the Management Agreement or terminate the Management Agreement (but the foregoing shall not imply that any such agreement can be amended or modified without the written consent of all parties to such agreement);

             (g) Legal Actions. Except with respect to action for (i) tax protests, (ii) claims for damages of less than $100,000 or (iii) rent collection, prosecute, waive, settle or compromise any claims or causes of action of the Partnership against any third party (or parties), nor agree on behalf of the Partnership to pay any disputed claims or causes of action against the Partnership if such claims, causes of action, agreement or payment would cause Partnership expenditures to exceed the Budget;

             (h) Other. Engage in: (i) any transactions with any Affiliate of any Partner, (ii) mergers or consolidations or (iii) acts not permitted under this Partnership Agreement;

             (i) Business of Partnership. Without the consent of all Partners:

                  (A) Do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (B) Confess a judgment against the Partnership other than in connection with the Initial Mortgage Loan and/or any refinancing or replacement thereof;

                  (C) Possess property of the Partnership, or assign the rights of any Partner in any Partnership property, for other than a Partnership purpose.

             (j) Tax Matters. Extend any federal or state statute of limitations with respect to income taxation of a "partnership item", as defined in Code
Section 6231(a)(3) and the Regulations thereunder, or agree to the settlement of a tax controversy concerning a partnership item with any federal, state or local taxing authority.

         8.5(a) Property Acquisition Approval. The Partners hereby approve the acquisition of the Property on terms and conditions no less favorable to the Partnership than those set forth in the Agreement of Sale; and

         8.5(b) Initial Mortgage Loan Approval. The Partners hereby approve the Partnership entering into the Initial Mortgage Loan.

         8.6 Initial Development Budget. Attached hereto as Exhibit "C" (the "Initial Development Budget") is the preliminary development budget and business plan for the Partnership through December 31, 2004 as proposed by the General Partner. From and after the written approval thereof by the Fund III Partners, the General Partner shall be authorized to make the expenditures and incur the obligations provided for and otherwise implement the Initial Development Budget. At least ninety (90) days prior to the commencement of each fiscal year of the Partnership (beginning for the fiscal year 2005), the General Partner shall cause to be prepared and shall submit to the Limited Partners a budget and business plan in such detail as may be Approved by the Partners (but without obligation to be more detailed than the Initial Development Budget) setting forth the estimated receipts and disbursements (capital, operating and other) on a cash basis and accrual basis in accordance with generally accepted accounting principles for such fiscal year and a business plan for the forthcoming fiscal year. At the request of any Partner, the General Partner shall meet with the Partners at such time, date and place as the Partners holding a majority of the Percentage Interests may designate to discuss each proposed budget. At such meetings, the General Partner shall provide to the Limited Partners such information and back up materials as the Partners may reasonably request regarding each proposed budget. The Partners shall consider such budget and business plan and shall, at least sixty (60) days prior to the commencement of the upcoming fiscal year, approve or reject such budget and business plan with such additions, deletions and revisions as may be Approved by the Partners. The General Partner shall use diligent efforts to revise the proposed budget in form and substance to conform to the changes Approved by the Partners, in its reasonable judgment. Each budget and business plan Approved by the Partners pursuant to this Agreement is hereafter called the "Budget". When Approved by the Partners, the General Partner shall cause copies of the Budget to be delivered to the Limited Partners and to implement the Budget. The General Partner shall be authorized to make the expenditures and incur the obligations provided for in and otherwise implement the Budget, without the need for such implementation, expenditures or obligations to be further approved. The General Partner shall submit the first proposed Budget to the Limited Partners for review and approval not later than ninety (90) days prior to the commencement of the time period to which such Budget relates. Until final approval of a Budget by the Limited Partners, the General Partner shall be authorized to operate the Property on the basis of the previous fiscal year's Budget, together with an increase in such Budget equal to the actual increase in expenses associated with real estate taxes and assessments, insurance premiums and utilities relating to the Property. The General Partner may amend a Budget only with the prior written Approval of the Partners.

         8.7 Acquisition and Initial Mortgage Loan Budget. Attached hereto as Exhibit "D" (the "Acquisition Budget") is the acquisition budget that shows the sources of funds including Initial Capital Contributions of the Partners and loan proceeds and uses of such funds in connection with pre-development expenditures, the initial acquisition and financing of the Property. The General Partner shall be authorized to make the expenditures and incur the obligations provided for and otherwise implement the Acquisition Budget.

         8.8 Authority to Bind Partnership. Except as authorized in writing by the Partners, none of the Limited Partners and no single General Partner other than the General Partner, shall have the right or authority to act for or bind the Partnership.

         8.9 Independent Activities. Subject to any other agreement among the parties, Partners and Affiliates of Partners may, notwithstanding the existence of this Agreement, engage in whatever activities they choose without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner, and neither this Agreement nor any activity undertaken pursuant hereto shall prevent the Partners or any Affiliate of a Partner from engaging in any activity, or require the Partners or any Affiliate of a Partner to permit the Partnership or any Partner to participate herein.

         8.10 Private Debts. Each Partner hereby indemnifies the Partnership and each other Partner and holds it and them harmless against any and all actions, proceedings, costs, claims, liabilities and demands in respect of the indemnifying Partner's own separate debts and liabilities, whether existing or future (including, without limitation, Bankruptcy proceedings).

         8.11 Indemnification.

             (a) General Provisions. Except as otherwise set forth herein, the Partners, the General Partner, officers of the Partnership, and any committee thereof, and their respective Affiliates, officers, agents and employees (each herein referred to as an "Indemnitee"), shall be indemnified, held harmless and defended by the Partnership (out of Partnership assets, including the proceeds of liability insurance) to the fullest extent permitted by applicable law against any claim, demand, controversy, dispute, cost, loss, damage, expense (including reasonable attorneys' fees), judgment and/or liability incurred by or imposed upon the Indemnitee in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency) to which the Indemnitee may be a party or otherwise involved, or with which the Indemnitee may be threatened, by reason of any action or omission of the Indemnitee (or the Indemnitee's employee) in connection with the conduct of Partnership affairs. Such indemnification extends to the Indemnitee in its capacity, at the time the cause of action arose or thereafter, as a General Partner, a Partner, an officer of the Partnership, or any committee thereof or as a partner, officer, member, manager, director, employee or other agent of any other organization in which the Partnership owns an interest or of which the Partnership is a creditor, which other organization the Indemnitee (or its employee) serves in such capacity at the request of the Partnership (whether or not the Indemnitee or its employee continues to serve in such capacity at the time such action, suit or proceeding is brought or threatened). The indemnification set forth herein shall not extend with respect to actions or omissions of the Indemnitee (or its employee) which shall have been finally adjudicated (by settlement or otherwise) in any such action, suit or proceeding to have constituted actual fraud or willful misconduct or gross negligence or the failure of General Partner to obtain and maintain the insurance coverages specified in any Property Management Agreement or Development Agreement. In the event of settlement of any action, suit or proceeding brought or threatened, such indemnification shall apply to all matters covered by the settlement. The foregoing right of indemnification shall be in addition to any rights to which any Indemnitee may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such Indemnitee.

             (b) Advance Payment of Expenses. The Partnership shall pay the expenses incurred by an Indemnitee in defending a civil or criminal action, suit or proceeding, or in opposing any claim arising in connection with any potential or threatened civil or criminal action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such Indemnitee to repay such payment if he shall be determined to be not entitled to indemnification therefore as provided herein; provided, however, that in such instance the Indemnitee is not commencing an action, suit, or proceeding against the Partnership, or defending an action, suit or proceeding commenced against him by the Partnership or any Partner thereof or opposing a claim by the Partnership or any Partner thereof arising in connection with any such potential or threatened action, suit or proceeding.

             (c) Insurance. The Partnership may purchase and maintain insurance with such limits or coverages as are Approved by the Partners or required under any loan documents or other binding contract to which the Partnership is a party, at the expense of the Partnership and to the extent available, for the protection of any Indemnitee against any liability incurred by such Indemnitee in any such capacity or arising out of his status as such, whether or not the Partnership has the power to indemnify such Indemnitee against such liability. The Partnership may purchase and maintain insurance for the protection of any officer, Partner, employee, consultant or other agent of any other organization in which the Partnership owns an interest or of which the Partnership is a creditor against similar liabilities, whether or not the Partnership has the power to indemnify him or it against such liabilities. Any amounts payable by the Partnership to an Indemnitee pursuant to the provisions of Section 8.11(a) hereto shall be payable first from the proceeds of any insurance recovery pursuant to policies purchased by the Partnership and then from the other assets of the Partnership; provided, that the foregoing shall not affect the Partnership's obligation to advance expenses pursuant to Section 8.11(b) hereof in circumstances in which the insurance Partnership who has issued such policy will not advance such expenses.

         8.12 Holding of Assets. All Partnership property, whether real, personal or mixed, owned by the Partnership shall be held in the name of the Partnership.

         8.13 Removal of the General Partner.

             (a) Right to Remove

                  (i) The Partners shall have the right to remove the General Partner, in accordance with the provisions of this Section 8.13, from such office and to terminate any Management Agreement and/or other agreement, if any, with the General Partner or any of its Affiliates. Effective as of the removal of the General Partner from the status as General Partner of the Partnership, the former General Partner shall not have any further right to receive payment of the Promote.

                  (ii) A Majority-in-Interest of the Partners shall exercise such rights by giving Notice thereof (a "Termination Notice") to the General Partner. Any removal of the General Partner pursuant to this Section 8.13(a) shall be effective as of the date of the giving of the Termination Notice or such later date as the Partners shall have designated in the Termination Notice (the "Removal Date"). Nothing in this Section 8.13(a) shall require the consent of the General Partner. The Partners may exercise the removal right contained in this Section 8.13(a) only upon (a) the General Partner's commission of a criminal act or fraud, gross negligence or willful misconduct in performing its duties, (b) failure (x) of the General Partner to take such actions as are necessary for the satisfaction of the General Partner's obligations under this Agreement including, without limit thereto, failure to comply with the reporting provisions of Article XIV or (y) of an Affiliate of the General Partner to take such actions as Property Manager under the Management Agreement, if any, as are necessary for the satisfaction of such Property Manager's obligations under the Management Agreement, and the failure of Manager to cure the failure specified in (x) or (y) above for a period of at least thirty (30) days (or such longer period of time not to exceed an additional one hundred twenty (120) days as may be reasonably required to cure such failure so long as such cure is diligently and continuously pursued) following written instructions from the Partners to such General Partner or Property Manager specifying in reasonable detail those actions which the Partners believe are necessary to fulfill such obligations, (c) the General Partner's material breach of this Agreement or the occurrence of an event of default under the Management Agreement (and termination of the Management Agreement, if the Property Manager is an Affiliate of the General Partner) if such breach or event of default is not cured within a period of thirty (30) days (or such longer period of time not to exceed an additional one hundred twenty (120) days as may be reasonably required to cure such failure so long as such cure is diligently and continuously pursued) following written notification from the Partners specifying in reasonable detail the nature of such breach; (d) the termination or transfer to an unaffiliated third party of the Management Agreement by the General Partner or the Property Manager, (e) the taking by the General Partner of any material action expressly requiring Approval by the Partners, without first obtaining such approval, or (f) the Bankruptcy of the General Partner or the Property Manager.

             (b) Upon removal of a General Partner, the replacement General Partner shall be appointed by the Fund III Partners acting collectively.

         8.14 Removal of Affiliated General Partner or Developer. Each of the Fund III Partners shall have the independent right to remove the Property Manager or Developer (but not the General Partner) upon either (a) the occurrence of an Event of Default under any Management Agreement or Development Agreement that is not cured within any applicable notice or cure period specified therein, or (b) the failure to meet the objective performance standards set forth on Exhibit "F" attached hereto.

               ARTICLE 9. TRANSFER OF INTERESTS IN THE PARTNERSHIP

         9.1 Transfer of Partner's Interest; Withdrawal of Partners.

             (a) No Partner may, without the written consent of all of the non-transferring Partners, voluntarily or involuntarily Transfer all or any part of its Interest in the Partnership (which shall include direct or indirect interests in such Partner), except as follows.

                  (i) In the case of incompetency of a Partner or the holder of a direct or indirect interest in a Partner, the interest of such Person shall vest in its personal representative and, in the case of death, in his/her/its beneficiaries. In the case of Bankruptcy of a Partner, its Partnership Interest shall vest in the trustee, receiver or administrator of the bankrupt's estate.

                  (ii) Each Partner or the holder of a direct or indirect interest in a Partner who is a natural person shall have the right to Transfer all or any part of his/her Partnership Interests to one or more charities, his/her spouse, parents, and/or issue of any of the foregoing and/or trusts, family partnerships or other business entities (provided such entities remain under the control of such Partner, holder, spouse, parents, and/or issue) for the benefit of one or more of himself/herself and/or one or more of his/her spouse, parents and/or issue of any of the foregoing.

                  (iii) Subject to Section 9.4 hereof, each Fund III Partner shall have the right to Transfer all or any part of its Partnership Interests to other Fund III Partners and/or to one or more of such Fund III Partner's Affiliates without seeking approval or other consents from the non- transferring Partners.

                  (iv) The Feldman General Partner and the Feldman Limited Partner are owned by Feldman Equities of Arizona, LLC ("FEA"), which, in turn is owned as described in a certain email from Larry Feldman to Adam Miller dated September 17, 2003 and in the attachment thereto. No interest in the Feldman Limited Partner Feldman General Partner or FEA may be Transferred if following such Transfer Larry Feldman fails to retain voting control, and a capital and profits interest of at least 51% in each such entity; Provided, however, the death or incapacity of Larry Feldman shall not be considered a violation of this Agreement so long as effective management control of both FEA and the Property Manager vests in the hands of an experienced, competent, real estate professional reasonably acceptable to the majority in interest of the Limited Partners, after giving full and fair consideration to the other members of FEA or to such other individuals as Larry Feldman may have previously designated in writing.

         9.2 Substitution of Partners.

             (a) Notwithstanding anything herein to the contrary, no transferee of a Partner's Interest in the Partnership shall become a substituted Partner with respect to the transferred Interest unless and until the General Partner and all of the Partners entitled to participate in decisions to be made by Partners shall have given their written consent thereto (which written consent may be withheld by any Partner arbitrarily) and the transferee shall have:

                  (i) assumed all of the obligations of its predecessor under this Agreement with respect to the Interest transferred accruing from and after the effective date of the transfer;

                  (ii) delivered to the Partners a statement, acknowledging the assumption of such liability and that the transferee has read the provisions of this Agreement and intends to be legally bound as a Partner by all the terms and conditions of this Agreement and any amendments or modifications thereof, and shall have executed a counterpart of the Agreement as then in effect; and

                  (iii) paid all reasonable expenses (including, without limitation, legal and accounting fees) incurred by the Partnership in connection with such transfer, including but not limited to the cost of the preparation, filing and publishing of any amendment to the Partnership's Certificate of Formation and any fictitious name or similar registrations necessary or desirable in connection therewith.

         9.3 Withdrawal. Except as otherwise specifically provided in this Agreement, a Partner may not withdraw from the Partnership or have the right to receive Partnership distributions, the return of such Partner's Capital Contributions or the fair value of such Partner's Interest, at any time prior to the dissolution and winding up of the Partnership.

         9.4 Compliance with Securities Laws. The Partners acknowledge and confirm that their Partnership Interests may constitute securities. The Partnership Interests have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof and consequently cannot be sold except pursuant to appropriate registration or exemption from registration, as applicable. No Transfer of all or any part of the Partnership Interest of a Partner (except a transfer upon the death, incapacity or Bankruptcy of a Partner to his/her personal representative and beneficiaries or pursuant to Article XII hereof), including, without limitation, any transfer of a right to distributions, Profits or Losses to a Person who does not become a Partner, may be made unless such Transfer (a) may be effected without registration of the interest under the Securities Act of 1933, as amended, and (b) does not violate any applicable federal or state securities laws (including any investment suitability standards) applicable to the Partnership or the Partners. In no event may any Partner Transfer all or any portion of his Partnership Interest in violation of the provisions of applicable securities laws.

         9.5 Other Prohibited Transfers. No Partner shall sell or otherwise Transfer its interest in the Partnership, other than pursuant to Articles V and XII hereof, if such Transfer would (i) require the Partnership, or the Interest being transferred, to be registered under, or otherwise to be brought in compliance with, state or federal securities laws, (ii) cause a termination of the Partnership for federal income tax purposes, (iii) cause any of the transactions contemplated by this Agreement to be "prohibited transactions" under the Employee Retirement Income Security Act of 1974, as amended from time to time, or the regulations promulgated thereunder from time to time ("ERISA") or the Code or the Regulations, (iv) cause any Partner to become a fiduciary, as that term is defined in ERISA or the Code, with respect to another Partner or cause any Fund III Partner to become a fiduciary, as that term is defined in ERISA or the Internal Revenue Code, (v) cause the Partnership to be in breach of or default under any mortgage, deed of trust or other security agreement encumbering the Property or other Partnership assets, or (vi) cause the Partnership to be classified as a publicly traded partnership under Section 7704(b) of the Code. The transferring Partner shall, prior to effecting any transfer, give the Partnership reasonable assurances that the transferring Partner shall pay any transfer taxes resulting from such transfer.

            ARTICLE 10. DISSOLUTION AND WINDING UP OF THE PARTNERSHIP

         10.1 Dissolution.

             (a) The Partnership shall be dissolved and its affairs wound up upon the happening of any of the following events:

                  (i) The sale or other disposition (not including an exchange) of all or substantially all of the Partnership's assets, except under circumstances where all or a portion of the purchase price is payable after the closing of the sale or disposition;

                  (ii) The insolvency or Bankruptcy of the Partnership, or an assignment by the Partnership for the benefit of creditors;

                  (iii) A determination and written consent by all of the Partners, that the Partnership should be dissolved; or

                  (iv) Upon the occurrence of an event specified under the Act as one effecting dissolution, except that where, under the terms of this Agreement, the Partnership is not to dissolve, then the Partnership shall immediately be reconstituted and reformed on all the applicable terms, conditions, and provisions of this Agreement.

             (b) After dissolution of the Partnership, the Partnership shall not terminate until the Partnership's Certificate shall have been canceled and the assets of the Partnership shall have been distributed as provided in Section
10.2 below. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

         10.2 Winding Up/Liquidation. Except as otherwise provided in this Agreement, upon dissolution of the Partnership, the Partners shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Partnership's Certificate of Formation. As soon as possible after the dissolution of the Partnership, a full account of the assets and liabilities of the Partnership shall be taken, and a statement shall be prepared by the independent accountants then acting for the Partnership setting forth the assets and liabilities of the Partnership. A copy of such statement shall be furnished to each of the Partners within ninety (90) days after such dissolution. Thereafter, the assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof and as shall be necessary to make timely the distributions described below; and, the proceeds from disposition of such assets shall be applied and distributed in the following order:

             (a) The Partnership shall pay its debts and its expenses of liquidation. The Partnership shall establish or continue any reserve which the Partners deem reasonably necessary for any liability to be satisfied in the future or for any contingent or unforeseen liability. The Partnership shall utilize such reserves for the payment of such liabilities and contingencies. At the expiration of such period as the Partners shall reasonably deem advisable, the Partnership shall distribute the balance, if any, remaining in such reserves in accordance with Section 10.2(b); and

             (b) Subject to Section 6.3 hereof, the balance, if any, shall be distributed to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Any such distribution to the Partners in respect of their Capital Accounts shall be made in compliance with the time requirements set forth in Section 1.704-1(b)(2)(iii)(b)(2) of the Regulations.

                         ARTICLE 11. BUY-SELL PROVISIONS

         11.1 Buy-Sell Provisions.

             (a) From and after two years following the acquisition of the Property, the Fund III Partners may determine to sell the Property and give notice of such determination to Feldman General Partner that they desire to do so. If Feldman General Partner, within thirty (30) days thereafter, does not give notice of its agreement to attempt to have the Property sold on such terms, then any Partner shall have the right to initiate a buy-sell procedure in the following manner. The party initiating the buy-sell procedure shall hereinafter be referred to as the "Initiator". The party which is not the Initiator is hereinafter referred to as the "Recipient". For purposes of this Section 11.1, the Fund III Partners shall be treated as a single Partner and Feldman General Partner and Feldman Limited Partner shall be treated as a single Partner.

             (b) To initiate the buy-sell procedure, the Initiator must deliver to the Recipient a written notice stating that the Initiator is initiating the buy-sell procedure pursuant to this Article XI (the "Buy-Sell Notice").

             (c) The Buy-Sell Notice shall contain at least the following:

                  (i) a statement that the Initiator is initiating the buy-sell procedure pursuant to this Article XI; and

                  (ii) the purchase price (the "Designated Purchase Price"), which shall be an all cash price, which the Initiator, as a third-party buyer, would be willing to pay for all of the assets of the Partnership as of the date of the Buy-Sell Notice, free and clear of all liens, and liabilities of the Partnership.

             (d) The Recipient shall have the option either:

                  (i) to sell all of its right, title and Interest in the Partnership (including Partner Loans) to the Initiator for an amount equal to the amount that the Recipient would have received if the Partnership had sold all of its assets for the Designated Purchase Price on the date of the Buy-Sell Notice and the Partnership had immediately paid all Partnership liabilities and distributed the net proceeds to each Partner in accordance with Section 6.2(b), 6.2(c) and 6.3, if applicable, in liquidation and satisfaction of its Interest in the Partnership; or

                  (ii) to purchase all of the right, title and Interest of the Initiator in the Partnership (including Partner Loans) for an amount equal to the amount the Initiator would have been entitled to receive if the Partnership had sold all of its assets for the Designated Purchase Price on the date of the Buy-Sell Notice and the Partnership had immediately paid all Partnership liabilities and distributed the net proceeds to each Partner in accordance with Section 6.3, in liquidation and satisfaction of its Interest in the Partnership; with the foregoing amount calculated on the assumption that the Partnership would not have incurred any closing costs, brokerage costs, or other expenses in selling its assets that would normally be incurred if the sale were an arm's length transaction., unless actually incurred.

             (e) The Recipient shall have thirty (30) days (the "Response Period") from the date of the Buy-Sell Notice to notify the Initiator of its election, pursuant to Section 11.1(d)(i) or 11.1(d)(ii), to sell or buy.

             (f) If the Recipient shall not have notified the Initiator of the Recipient's Election within the Response Period, then, the Recipient shall be conclusively deemed to have elected to sell all of its right, title and Interest in the Partnership to the Initiator at the price set forth above in Section 11.1(d)(i).

             (g) If, following an election by the Recipient to purchase the Partnership Interest of the Initiator pursuant to Section 11.1(d)(ii), the Recipient shall have failed to consummate the purchase on the date of the Buy-Sell Closing (as such date shall have been determined in accordance with Section 11.1(k)) in accordance with the provisions of this Agreement, then the Recipient shall, at the Initiator's option, to be exercised and consummated by the Initiator within sixty (60) days after the Recipient's failure to consummate such purchase, sell all of its right, title and Interest in the Partnership to the Initiator, as if the Recipient had initially elected to sell pursuant to
Section 11.1(d)(i), except that the price that the Initiator would pay the Recipient, in full payment for all of the right, title and Interest of Recipient in the Partnership, shall be ninety percent (90%) of the amount that the Recipient would have received if the Recipient had initially elected to sell its interest in the Partnership to Initiator pursuant to Section 11.1(d)(i).

             (h) If the Recipient shall not have elected to purchase all of the right, title and Interest of Initiator in the Partnership in accordance with
Section 11.1(d)(ii), and the Initiator shall have failed to consummate such purchase in accordance with the provisions of the Agreement, the Recipient shall have the right, at its option, to purchase all of the right, title and Interest of the Initiator in the Partnership, in accordance with Section 11.1(d)(ii), which right shall be exercised and closed within one hundred twenty (120) days after such failure, except that the price that the Recipient would pay to the Initiator, in full payment for all of the right, title and interest of Initiator in the Partnership, shall be ninety percent (90%) of the amount that the Initiator would have received if the Recipient had initially elected to buy the Partnership Interest of the Initiator pursuant to Section 11(d)(ii).

             (i) In lieu of purchasing Partnership Interests (and Partner Loans) pursuant to the buy-sell procedure, the buying Partner may elect, for the Designated Purchase Price, to cause the Partnership to convey and transfer all of the assets of the Partnership, to the buying Partner or its designee, provided that the buying Partner pays all realty transfer taxes, recording fees and other costs in connection with such conveyance and transfer in excess of those that would have been payable if Partnership Interests had been transferred. In such event, all of the proceeds of such sale shall be distributed to the Partner or Partners pursuant to Section 6.2(b) and 6.3 if applicable. In any such transaction, the buying Partner shall be entitled to a credit against the purchase price in the amount of the buying Partner's entitlement to distributions resulting therefrom (the parties intending that the buying Partner not be required to fund the amounts that would be returned to the buying Partner as a Distribution immediately following the transaction).

             (j) Each Partner shall pay for the fees and expenses of its own counsel in connection with any transfers pursuant to this Article XI. Except as otherwise provided in this Article XI, all other expenses of the transactions contemplated by this Article XI shall be paid by the party acquiring the Partnership Interests, except that any real estate transfer taxes, documentary, recording tax or similar taxes on the transfer of Partnership Interests shall be shared equally by the selling and buying Partners.

             (k) The "Buy-Sell Closing" shall occur during normal business hours at a place to be designated by the buying Partner either in New York City, New York, southeastern Pennsylvania or southern New Jersey or at such other place as the parties to such transaction may mutually agree (the "Closing Site"). At the closing, the buying Partner (or the Partnership as reconstituted following the transfer) shall simultaneously with the transfer satisfy all Partnership obligations (including liens on the Property) which become due as a result of such purchase and sale. No call for a Capital Contribution may be made to provide the Partnership with funds necessary to satisfy any obligation of the Partnership which becomes due as a result of a purchase and sale pursuant to this Article XI. The time and date of the Closing shall be specified by the buying Partner by at least ten (10) days prior notice to the selling Partner and shall be on a date not later than sixty (60) days after the time prescribed in
Section 11.1(e); provided, however, that the Feldman General Partner shall have a right to extend the date for closing for two additional thirty (30) day periods by providing the Fund III Partners such extension at least ten (10) days written notice of the need of such cash extension and increasing the Deposit described in Section 11.2 below by $250,000 for each such thirty (30) day period requested. No extension of time to close shall be effective unless the required increase in Deposit is timely made. At the Buy-Sell Closing the selling Partner(s) shall execute such assignments of Partnership Interest, Partner Loans and other documents and assurances as the buying Partner may reasonably require to consummate the sale and vest in the buying Partner or its nominee the entire right, title and Interest of the selling Partner(s) in the Partnership; provided, however, that all instruments executed in connection with the Buy-Sell Closing shall be without recourse, representation or warranty whatsoever except that each selling Partner shall (as to its own Interest only) represent that (i) the Partnership Interest and Partner Loans being sold by it are free and clear of all liens, encumbrances and rights of others, (ii) it has full right and authority to sell such Partnership Interest and that the sale has been duly authorized and (iii) that the selling party has not taken any action in violation of this Operating Agreement or not in the ordinary course of business. Pending the Buy-Sell Closing, the Property shall be operated and maintained and the business of the Partnership conducted consistent with prior practices and the then current Budget. Pending the Buy-Sell Closing, the Partners shall cooperate with respect to the negotiation and execution of any applications and commitments for financing to be secured by Partnership Property, provided, that the selling Partner shall have no liability thereunder and the buying Partner shall indemnify, defend and hold harmless the selling Partner and the Partnership from all claims, loss and damages in connection therewith. On the date preceding the Buy-Sell Closing, the Partnership shall make a distribution of any Distributable Cash from Operations and Net Cash from Capital Transactions then available pursuant to Section 6.2 hereof.

             (l) The purchase price for the interests being sold and all other amounts payable in connection with the transactions contemplated hereby shall be payable at the Buy-Sell Closing by federal wire of immediately available funds.

             (m) At the Buy-Sell Closing, the selling Partner and the buying Partner shall deliver favorable opinions of their respective counsel to the effect that the transactions to occur at the Buy-Sell Closing have been duly authorized.

         11.2 Closing. Upon the determination of which Partners are to be the purchasers, the purchasing Partners shall, within ten (10) days, pay a cash deposit or post an irrevocable sight draft letter of credit or certificate of deposit equal to $500,000.00 (the "Deposit") with a reputable title insurance company selected by the purchasing Partners pursuant to an escrow agreement acceptable to the selling and purchasing Partners, who agree to act reasonably in connection therewith. Any cash portion of the Deposit shall be placed in an interest bearing account at a bank mutually acceptable to the Partners and any interest on such cash or on any certificate of deposit shall be added to, and constitute a portion of, the Deposit for purposes of this Section. Each of the following (unless and except to the extent waived by all of the purchasing Partners) shall be a condition of the purchasing Partners' obligations to proceed with any such purchase: (i) that the Partnership shall have continued to be operated in accordance with this Agreement and all other applicable agreements in all material respects through the date of sale, (ii) that the purchasing Partners shall have obtained all third-party consents required in connection with such sale, and (iii) that there shall be no suit, action or proceeding pending on the date of sale before or by any court or governmental body seeking to restrain or prohibit, or to impose material damages or other relief in connection with, the sale. The Partnership Interests (and Partner Loans) shall be purchased and the purchase price shall be paid at a Closing. At the Closing, the Partnership Interests (and Partner Loans) shall be duly conveyed, free of all liens and encumbrances, and the purchase price shall be paid by wire transfer of immediately available federal funds. At the election of the purchasing Partners, the Partnership Interests (and Partner Loans) to be purchased may be acquired in the name of a nominee (whether or not such nominee is an Affiliate of the purchasing Partners or any of them), provided, that (x) the purchasing Partners shall have designated such nominee by written notice given at least five (5) days prior to the date of purchase, (y) the buyers shall have represented to the sellers that the nature of such nominee is not such as to cause the sale to violate ERISA and (z) unless the sellers shall otherwise elect, both such nominee and the purchasing Partners shall be required to indemnify, defend and save the sellers harmless from and against any cost, claim, charge or liability including, without limit thereto, court costs, counsel and other consulting fees and expenses, brought against or incurred by the sellers in the event that the representation made pursuant to clause (y) immediately preceding shall have been false or misleading. In the event of the failure of the selling Partners or any of them to proceed with the sale of their Partnership Interests (and Partner Loans) at the Closing as herein provided, the same shall constitute a default under this Agreement and the purchasing Partners shall be entitled, at their election, by written notice given to the selling Partners within thirty (30) days after the date of such failure, either (1) to receive from the selling Partners as liquidated damages and their exclusive remedy an amount equal to the Deposit, or (2) to pursue any and all remedies available under this Agreement or at law or equity, including specific performance. In the event of the failure of the purchasing Partners (or their nominee) to proceed with the purchase of the Partnership Interests (and Partner Loans) at the Closing as herein provided, the selling Partners may elect, by written notice given to the purchasing Partners within thirty (30) days after the date of such failure, either (1) to receive from the purchasing Partners as liquidated damages and as their exclusive remedy an amount equal to the Deposit (and to apply the Deposit to payment of the same), or (2) to exercise the rights described in Sections 11.1(g) or (h) in which case the Deposit shall not be forfeited, but at the consummation of closing, the Deposit shall be returned to the party who posted it.

              ARTICLE 12. PROPERTY MANAGEMENT; INITIAL DEVELOPMENT;
                                INITIAL FINANCING

         12.1 Property Management.

             (a) Feldman Equities Management, LLC, an Affiliate of Feldman General Partner and Feldman Limited Partner, may be engaged by the Partnership to provide property management services for the Property (the "Property Manager"), pursuant to a management agreement to be Approved by the Partners (the "Management Agreement").

         12.2 INITIAL FINANCING. The Partners will endeavor to obtain a conventional, non- recourse loan from Commerce Bank pursuant to the commitment letter attached hereto as Exhibit "B".

         ARTICLE 13. BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX MATTERS
                     PARTNER MEETINGS, FISCAL YEAR, BANKING

         13.1 Books and Records. The General Partner shall cause to be kept full and accurate books of the Partnership. All books and records of the Partnership shall be kept at the Partnership's principal office and shall be available at reasonable times for inspection and copying by the Partners or their duly authorized representatives. The books of the Partnership shall be kept on the accrual basis method of accounting in accordance with generally accepted accounting principles. The General Partner shall cause to be prepared by the Partnership's accountants and shall deliver to the Partners the reports described on Exhibit "E" at the times indicated thereon.

         13.2 Tax Returns. No later than forty-five (45) days prior to the filing of the Partnership's federal, state and local income and other tax returns, the General Partner will furnish a draft to the Partners. Within fifteen (15) days after receipt of the draft, the Partners will provide notice to the General Partner as to whether the Partners consent to the filing of the return consistent with the draft or object to the manner in which one or more Partnership items are reflected in the return. The tax advisors of the Partners will attempt to resolve any differences. If they are unable to do so, the matter will be referred to the chief financial officers of the Partners for resolution and they will jointly resolve any differences. In the event any differences are not resolved prior to the date for filing any of the Partnership's tax returns, then such returns shall be filed in the form specified by the Partnership's independent accounting firm.

             (a) The General Partner shall employ KPMG or another public accounting firm, to be mutually agreed upon by the Partners, to prepare at the Partnership's expense the federal and state income tax returns of the Partnership. The General Partner shall further use its best efforts to cause the accounting firm to:

                  (i) provide its best estimate of each Partner's distributive share of all income, gains, losses, deductions and credits of the Partnership for each taxable year within ten (10) days following the close of each taxable year, and

                  (ii) subject to and within the time periods required by this Section 13.2, prepare and deliver to each Partner an information reporting return (Form 1065 K-1) reflecting such Partner's distributive share of all income, gains, losses, deductions and credits of the Partnership for the taxable year just ended.

         13.3 Tax Matters Partner. The General Partner shall serve as the "Tax Matters Partner" defined as having the meaning ascribed to the term "tax matters partner" for purposes of Section 6231 of the Code. The Tax Matters Partner shall not have the obligation to prepare the Partnership's tax returns, as such tax returns shall be prepared in accordance with Section 13.2(a) hereof. The Tax Matters Partner shall give prompt written notice to each Partner upon receipt of advice that the Internal Revenue Service intends to examine or audit any tax returns of the Partnership. The General Partner shall give prompt written notice to each Partner upon receipt of advice that the Internal Revenue Service intends to examine or audit any tax returns of the Partnership. The Tax Matters Partner shall not, without the consent of the Fund III Partners:

                  (i) agree to extend any statute of limitations with respect to the Partnership under Section 6229 of the Code;

                  (ii) file a request for administrative adjustment (including a request for substituted return treatment) under Section 6227 of the Code;

                  (iii) file a petition for judicial review, or any appeal with respect to any judicial determination, under
                           Section 6226 or 6228 of the Code;

                  (iv) take any action to consent to, or to refuse to consent to, a settlement reflected in a decision of a court; or

                  (v) enter into any tax settlement agreement affecting the Partnership.

         13.4 Notice of Proceedings, Filings, Meetings. The Tax Matters Partner shall promptly give written notice to the Partners of the commencement of any administrative or judicial proceedings involving the tax treatment of any items of Partnership income, loss, deduction and credit, and shall further keep the Partners fully informed of, and provide the Partners an opportunity to participate fully in, all material developments involved in such proceedings. In addition, the Tax Matters Partner shall give the Partners prompt written notice of, and provide the Partners an opportunity to participate in the preparation of any material submission to the Internal Revenue Service or to any Court in connection with any such proceedings. The Tax Matters Partner shall also give written notice to the Partners of its intention to meet with any representative of the Internal Revenue Service at least thirty (30) days prior to such meeting (or immediately upon arranging such meeting if such meeting is arranged fewer than thirty (30) days prior to such meeting), and shall provide the Partners or their agents, employees or accountants with an opportunity to participate in such meeting (and shall inform any Partners who do not participate in the meeting of the results of the meeting within two (2) Business Days after such meeting). The Tax Matters Partner shall inform the Partners of the contents of any material communication (oral or written) from or to the Internal Revenue Service within two (2) Business Days of receiving or sending such communication (or on the same day, if any action is required in response to such communication within fewer than thirty (30) days of receipt of such communication).

         13.5 Legal Uncertainties. The General Partner shall, and any Partner may, inform the Partners of any material legal issues or uncertainties relating to the preparation of the Partnership's federal, state and local tax returns. If the Partners do not agree on the proper tax treatment of any such item, the General Partner shall submit the relevant alternatives to the Partners and shall prepare the Partnership's returns in accordance with the treatment Approved by the Partners or, in the absence of such approval, as proposed by the Partnership's independent accounting firm.

         13.6 Partner Returns. Subject to Section 13.13, each Partner shall file tax returns consistent with the tax treatment of the Partnership's tax returns, which tax treatment shall be Approved by the Partners prior to the filing of the first required Partnership tax return or, in the absence of such approval, as proposed by the Partnership's independent accounting firm.

         13.7 Tax Elections. Except as otherwise restricted by this Agreement, the General Partner shall cause the Partnership to make such tax elections (including, without limitation, the election under Section 754 of the Code) as may be Approved by the Partners or, in the absence of such approval, as proposed by the Partnership's independent accounting firm.

         13.8 Meetings. The General Partner shall call an annual meeting of all Partners to review the status of the Partnership. Such meeting shall be held at the time and place designated by the General Partner with the Approval of the Partners in a written notice to all Partners.

         13.9 Capital Accounts. No Partner shall have any obligation to eliminate a deficit balance in its Capital Account at any time, or to bring its Capital Account into any particular parity with any other Partner's Capital Account at any time, although this sentence shall not limit a Partner's obligations pursuant to other sections of this Agreement.

         13.10 Fiscal Year. The fiscal year of Partnership shall be the calendar year

         13.11 Partnership Funds. All funds of the Partnership shall be deposited in its name in a separate bank account or accounts or in an account or accounts of a savings and loan association or brokerage firm as shall be determined by the General Partner with the Approval of the Partners.

         13.12 Classification as a Partnership. For so long as the Partnership has more than one Partner, the Partnership shall be taxable as a partnership for federal income tax purposes, as required by Treasury Regulation Section 1.301.7701-3(b)(1)(i). During such time as the Partnership would be classified as a partnership under the foregoing sentence, neither the Partnership nor any Partner shall take any action that would result in the Partnership being taxed as other than a "partnership" for federal income tax purposes, including, but not limited to, electing to be taxed as other than a "partnership" by filing Form 8832, "Entity Classification Election."

         13.13 REOC Compliance. The Partnership shall be operated to qualify at all times as a real estate operating Partnership ("REOC") within the meaning of
Section 2510.3-101(e) of the Department of Labor Regulations promulgated under ERISA (the "Plan Assets Regulation"). In order to continue to qualify under the Plan Assets Regulation as a REOC after the date on which the Partnership makes its initial long term investment of funds (the "Initial Valuation Date"), the Partnership must qualify as a REOC (i) on any date within a period not in excess of ninety (90) days (the "Annual Valuation Period") beginning not later than one
(1) year after the Initial Valuation Date, and (ii) on any date within each subsequent Annual Valuation Period. The Lubert-Adler Group shall have the unilateral right, on behalf of the Partnership, to adopt the Annual Valuation Period.

         13.14 UBTI. The General Partner shall use commercially reasonable efforts, in consultation with the Partners, to conduct the affairs of the Partnership so as to avoid generating, or to minimize the generation of, unrelated business taxable income (determined, for this purpose, without regard to Section 514 of the Code) to investors in the Fund III Partners.

                            ARTICLE 14. MISCELLANEOUS

         14.1 Agreement for Further Execution. The Partners agree to sign, swear or acknowledge any certificates or filings required by the laws of the State of Delaware or any other state; to sign, swear or acknowledge any amendment or cancellation of such certificate or filings whether or not such amendment or cancellation is required by law; to sign, swear or acknowledge such other certificates, filings, documents or affidavits of assumed name, trade name or the like (and any amendments or cancellations thereof that may be required for conduct of the Partnership's business); and, to cause the filing of any of the same for record wherever such filing shall be required by law. This Section 14.1 shall not prejudice or affect the rights of the Partners to approve certain amendments to this Agreement as herein provided.

         14.2 Amendments.

             (a) No alteration, modification or amendment of this Agreement shall be made unless in writing and signed (in counterpart or otherwise) by all Partners.

         14.3 Notices.

             (a) Any notice to be given under this Agreement shall be made in writing and sent by express, registered or certified mail, return receipt requested, postage prepaid, fax, or commercial delivery service, addressed as set forth below:

                  (i)      If to the Partnership:

                           c/o Feldman Equities of Arizona, L.L.C.
                           3225 North Central Avenue, Suite 1205
                           Phoenix, Arizona 85012
                           Attn: Lawrence Feldman

                           With a copy to:

                           Lubert-Adler Partners, L.P.
                           435 Devon Park Drive
                           Building 500
                           Wayne, PA  19087
                           Attn.:  Dean S. Adler

                           If to Feldman General Partner or Feldman Limited
                           Partner:

                           Feldman Equities of Arizona, L.L.C.
                           3225 North Central Avenue, Suite 1205
                           Phoenix, Arizona 85012
                           Attn: Lawrence Feldman

                           With a copy to:

                           Feldman Equities of Arizona, L.L.C.
                           3225 North Central Avenue, Suite 1205
                           Phoenix, Arizona 85012
                           Attn: Mr. James Bourg

                           and to:

                           Van Wagner & Erhart, LLP
                           649 North Third Avenue
                           Phoenix, Arizona 85003
                           Attn: Jeffrey Erhart, Esq.

                           If to a Fund III Partner

                           435 Devon Park Drive
                           Building 500
                           Wayne, PA  19087
                           Attn.:  Dean S. Adler

                           With a copy to:

                           Askot & Weiner, LLP
                           1811 Chestnut Street
                           Philadelphia, PA  19103
                           Attn.:  Stuart Askot, Esq.

             (b) Any Partner may change the address to which notice is to be sent by giving notice of such change to the Partnership in conformity with this
Section 14.3.

             (c) Any such notice shall be deemed to be delivered, given and received for all purposes as of the date delivered if delivered by a commercial delivery service or by confirmed fax, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by express, registered or certified mail. Any delivery by fax shall only be deemed effective if an additional copy of such notice is sent by commercial delivery service on the date of fax delivery.

         14.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania as interpreted by the courts of said State, notwithstanding any rules regarding choice of law to the contrary.

         14.5 Binding Nature of Agreement. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Partners and their personal representatives and their permitted successors and assigns. Notwithstanding the foregoing, except as specifically permitted by this Agreement, neither the General Partner nor any Partner may delegate to any other Person any rights or powers to make any decisions, or to take any actions, on behalf of, or with respect to, the Partnership.

         14.6 Additional Partners. Each substitute, additional or successor Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner, as the Partners shall determine. By so signing, each substitute, additional or successor Partner, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until it shall have been signed by the Partnership.

         14.7 Validity. In the event that all or any portion of any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         14.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

         14.9 Indulgences, Etc. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same; nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

         14.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such shall together constitute one and the same instrument.

         14.11 Paragraph. The paragraph headings in this Agreement are for convenience only, form no part of this Agreement, and shall not affect its interpretation.

         14.12 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         14.13 Number of Days. In computing the number of days for the purpose of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then such final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

         14.14 Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision.

         14.15 Corporate Authority. Any corporation or trust signing this Agreement represents and warrants that the execution, delivery and performance of this Agreement by such corporation or trust has been duly authorized by all necessary corporate or trustee action.

         14.16 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, no provision of this Agreement is intended to benefit any party other than the Partners hereto and their successors and assigns in the Partnership; and, no such provision shall be enforceable by any other party.

        ARTICLE 15. ARTICLE 15. COVENANTS WITH RESPECT TO SINGLE PURPOSE
               BANKRUPTCY REMOTE ENTITY, INDEBTEDNESS, OPERATIONS,
                     FUNDAMENTAL CHANGES OF THE PARTNERSHIP

         15.1 General. Notwithstanding any other provisions of this Agreement, the Partnership shall each conduct its operations as a Single Purpose Bankruptcy Remote Entity and as such shall take all actions necessary to cause the Partnership to comply with, and will refrain from taking any actions in violation of, the conditions set forth in the defined term "Single Purpose Bankruptcy Remote Entity" (as such term is defined in Section 16.2 below).

         15.2 Single Purpose Bankruptcy Remote Entity [if required by Lender]. "Single Purpose Bankruptcy Remote Entity" means a corporation, limited partnership or limited liability Partnership which at all times since its formation and at all times thereafter (i) was and is organized solely for the purpose of (A) owning, holding, selling, leasing, transferring, exchanging, operating and managing the Property and entering into the Initial Mortgage Loan; and (B) transacting any and all lawful business for which a limited partnership may be organized under the Act that is incident, necessary and appropriate to accomplish the foregoing.

         15.3 Representations and Warranties of Partnership. The Partnership represents, warrants and covenants as of the date of hereof and (except for items (f) and (m), which are representations made only as of the date hereof, and are not continuing covenants) until such time as the indebtedness secured hereby is paid in full, that the Partnership:

             (a) Does not own and will not own any assets other than (i) the Property, and (ii) incidental personal property necessary for the operation of the Property, and (iii) the cash proceeds thereof;

             (b) Is not engaged and will not engage in any business other than the ownership, management and operation of the Property;

             (c) Will not enter into any contract or agreement with any Affiliate of the Partnership or any Affiliate of the General Partner except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate;

             (d) Has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the indebtedness secured hereby, and (ii) Affiliate advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Property; no other debt may be secured (senior, subordinate or pari passu) by the Property;

             (e) Has not made and will not make any loans or advances to any third party (including any Affiliate);

             (f) Is solvent and reasonably expects to be able to pay its debts from its assets as the same shall become due;

             (g) Has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any Partner thereof, amend, modify or otherwise change its Certificate of Formation, Operating Agreement, or other organizational documents in a manner which adversely affects the Partnership's existence as a single purpose bankruptcy remote entity;

             (h) Shall continuously maintain the Partnership's existence and right to do business in the state were the Property is located;

             (i) Will conduct and operate its business as presently conducted and operated;

             (j) Will maintain books and records and bank accounts separate from those of its affiliates, including its general partners;

             (k) Will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof, including any General Partner or any Affiliate of any manager of the Partnership);

             (l) Will file its own tax returns;

             (m) Has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

             (n) Will not seek, acquiesce in; or suffer or permit the dissolution or winding up, in whole or in part, of the Partnership;

             (o) Will not enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any entity;

             (p) Will not commingle the funds and other assets of the Partnership with those of the General Partner, any Affiliate or any other Person;

             (q) Has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and

             (r) Does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

         IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the day and year first above written.

                                    PARTNERS:

                                    FELDMAN HARRISBURG GENERAL
                                    PARTNER INC, a Pennsylvania corporation



                                    By: /s/ Lawrence Feldman
                                        ---------------------------------------
                                             Lawrence Feldman, President


                                    FELDMAN HARRISBURG LIMITED
                                    PARTNERSHIP, LP, a Pennsylvania limited
                                    partnership
                                    By: FELDMAN HARRISBURG GENERAL
                                    PARTNER INC, a Pennsylvania corporation




                                    By: /s/ Lawrence Feldman
                                        ---------------------------------------
                                             Lawrence Feldman, President



                                    LUBERT-ADLER REAL ESTATE FUND III, L.P.
                                    By:  Lubert-Adler Group III, L.P.,
                                            its general partner
                                            By:  Lubert-Adler Group III, LLC,
                                                 its general partner


                                                 By: /s/ Howard E. Lubert
                                                     --------------------------
                                                 Name:  Howard E. Lubert
                                                 Title: President

                                    LUBERT-ADLER REAL ESTATE
                                    PARALLEL FUND III, L.P.
                                    By:  Lubert-Adler Group III, L.P.,
                                            its general partner
                                            By:  Lubert-Adler Group III, LLC,
                                                 its general partner


                                                 By: /s/ Howard E. Lubert
                                                     ------------------------
                                                 Name:  Howard E. Lubert
                                                 Title: President


                                    LUBERT-ADLER CAPITAL REAL
                                    ESTATE FUND III, L.P.
                                    By:  Lubert-Adler Group III, L.P.,
                                            its general partner
                                            By:  Lubert-Adler Group III, LLC,
                                                 its general partner


                                             By: /s/ Howard E. Lubert
                                                 ----------------------------
                                             Name:  Howard E. Lubert
                                             Title: President


                                    LUBERT-ADLER REAL ESTATE
                                    EQUITY FUND III, L.P.
                                    By:  Lubert-Adler Group III, L.P.,
                                            its general partner
                                    By:  Lubert-Adler Group III, LLC,
                                            its general partner


                                             By: /s/ Howard E. Lubert
                                                 ----------------------------
                                             Name:  Howard E. Lubert
                                             Title: President

                                  SCHEDULE 8.5A

                   DESCRIPTION OF PURCHASE AND SALE AGREEMENTS

                                   EXHIBIT "A"

                                    PARTNERS


                                            Percentage        Initial Capital
Name and Address                            Interest          Contribution
----------------                            --------          ------------


Feldman Harrisburg General Partner Inc.     1%                $144,000
12 Augusta Lane
Manhasset, New York 11030

Lubert-Adler Real Estate                    73.6542%          $10,635,667
Fund III, L.P.
435 Devon Park Drive
Building 500
Wayne, PA  19087

Lubert-Adler Real Estate                    1.65861%          $239,503
Parallel Fund III, L.P.
435 Devon Park Drive
Building 500
Wayne, PA  19087

Lubert-Adler Capital                        10.87938%         $1,570,982
Real Estate Fund III, L.P.
435 Devon Park Drive
Building 500
Wayne, PA  19087

Lubert-Adler Real Estate                    3.80781%          $549,848
Equity Fund III, L.P.
435 Devon Park Drive
Building 500
Wayne, PA  19087

Feldman Harrisburg Limited
Partnership, LP                             9%                $1,300,000
12 Augusta Lane
Manhasset, New York 11030

TOTAL                                       100%              $14,440,000

                                   EXHIBIT "B"

                              INITIAL MORTGAGE LOAN

                                   EXHIBIT "C"

                      INITIAL OPERATING/DEVELOPMENT BUDGET

                                   EXHIBIT "D"

                         PRE-CLOSING/ACQUISITION BUDGETS


Sources of Funds:                                             Uses of Funds:

                                   EXHIBIT "E"

                       REPORTING REQUIREMENTS FOR PROPERTY

---------------------------------------------------------------------------- ---------------------------------------

                                  TASK                                                        DUE
---------------------------------------------------------------------------- ---------------------------------------
1. INCOME & EXPENSE STATEMENT (Monthly and YTD Actual vs. Budget              Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
2. BALANCE SHEET                                                              Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
3. VARIANCE ANALYSIS (LINE ITEMS 5% OR GREATER)                               Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
4. STATEMENT OF CASH FLOW (Monthly and YTD Actual vs. Budget                  Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
5. MANAGEMENT FEE CALCULATION                                                 Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
6. AGED ACCOUNTS RECEIVABLE                                                   Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
7. ACCOUNTS RECEIVABLE ANALYSIS                                               Quarterly/30th day following month end
---------------------------------------------------------------------------- ---------------------------------------
8. RENT ROLL                                                                  Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
9. LEASING ACTIVITY AND OCCUPANCY REPORT                                      Monthly/20th day following month end
---------------------------------------------------------------------------- ---------------------------------------
10.   ANALYSIS OF ESCROWS (INSURANCE, REAL ESTATE TAXES, and                  Quarterly/30th day following end of
      REPLACEMENT RESERVES)                                                   quarter
---------------------------------------------------------------------------- ---------------------------------------
11.    CONSTRUCTION COST REPORT                                               Monthly/20th day following month end
       BUDGET vs. ACTUAL
       BID/EST./CONTRACTS
       CHANGE ORDER LOG
       DRAW REQUEST
       PROGRESS PHOTOGRAPHS
       UPDATED CRITICAL PATH SCHEDULE
---------------------------------------------------------------------------- ---------------------------------------
12.    MANAGEMENT REPORT
       a.  Economic Analysis
       b.  Market Update                                                      Quarterly/30th day following end of
       c.  Leasing Status                                                     quarter
       d.  Construction Status
       e.  Pertinent Activity
---------------------------------------------------------------------------- ---------------------------------------
13. DETAILED OPERATING AND CAPITAL BUDGET                                     Annual

                                                                                    Preliminary -- 90 days prior to
                                                                                year end.
                                                                                    Final -- 45 days prior to year
                                                                                end
---------------------------------------------------------------------------- ---------------------------------------
14. TAX RETURNS                                                               FEBRUARY 15
---------------------------------------------------------------------------- ---------------------------------------
15.   Annual Financial Statements (audited by KPMG, if requested by           FEBRUARY 1
      Lubert-Adler)
---------------------------------------------------------------------------- ---------------------------------------

                                   EXHIBIT "F"

                         OBJECTIVE PERFORMANCE STANDARDS


OBJECTIVE PERFORMANCE STANDARD FOR PROPERTY MANAGER.

Failure to achieve 85% of Net Operating Income set forth in the Approved Operating Budget for four (4) out of any six (6) consecutive calendar quarters, excluding failure resulting from casualty events (including war or terrorist damage), anchor tenant bankruptcy or insolvency, labor shortages or strikes, and acts of God.